                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                KCS ENERGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                FREDERICK DWYER
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                                KCS ENERGY, INC.
                          PRINCIPAL EXECUTIVE OFFICE:
                                5555 SAN FELIPE
                              HOUSTON, TEXAS 77056
                                 (713) 877-8006

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     To the Stockholders:

     The Annual Meeting of Stockholders of KCS Energy, Inc. (the "Meeting") will be held on May 27, 1999, at the Marathon Oil Tower, 5555 San Felipe, Houston, Texas at 9:00 a.m. local time for the following purposes:

          1. To elect three directors to serve until the Annual Meeting of Stockholders in 2002;

          2. To take action upon any other business as may properly come before the Meeting, or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 20, 1999, as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          FREDERICK DWYER
                                          Secretary

April 30, 1999

                            ------------------------

                                   IMPORTANT

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE TO ENSURE ITS ARRIVAL IN TIME FOR THE MEETING. PLEASE USE THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

                                KCS ENERGY, INC.
                                5555 SAN FELIPE
                              HOUSTON, TEXAS 77056
                                 (713) 877-8006

                                PROXY STATEMENT

     The Proxy Statement and the accompanying Proxy Card are being mailed to stockholders, commencing April 30, 1999, in connection with the solicitation by the Board of Directors of KCS Energy, Inc. (the "Corporation" or "KCS") of proxies to be used at the Annual Meeting (the "Meeting") of the stockholders of the Corporation to be held on May 27, 1999, at the hour and place set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

                        PERSONS MAKING THE SOLICITATION

     This solicitation is made on behalf of the Board of Directors of the Corporation. The cost of soliciting these proxies will be borne by the Corporation, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy materials to and solicitation of proxies from the beneficial owners of shares held by such persons. The solicitation will be initially by mail and it may later be decided to make further solicitations by mail, telephone, telex, facsimile or personal call by directors, officers and employees of the Corporation and its subsidiaries, or by use of an independent proxy solicitor.

               VOTING SECURITIES AND OWNERSHIP THEREOF BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     As of April 20, 1999, there were outstanding 29,260,210 shares of the Corporation's Common Stock, which is the only class of capital stock entitled to vote at the Meeting. These shares were held by 1,147 holders of record. Each holder of Common Stock is entitled to one vote for each share held. As stated in the Notice of Annual Meeting, holders of record of the Common Stock at the close of business on April 20, 1999, will be entitled to vote at the Meeting or any adjournment thereof.

     (a) Under the rules of the Securities and Exchange Commission, for the purpose of the following table, a beneficial owner of a security includes any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such security. To the knowledge of the Corporation, the following persons owned beneficially more than 5% of the outstanding Common Stock of the Corporation as of April 20, 1999:

                  NAME AND ADDRESS OF                     NO. OF SHARES OF      % OF CLASS
                    BENEFICIAL OWNER                        COMMON STOCK        OUTSTANDING
                  -------------------                     ----------------      -----------
State Street Research & Management Company..............     3,533,100             12.07%
  One Financial Center
  Boston, MA 02111
Stewart B. Kean.........................................     2,772,595(1)(2)        9.48%
  P.O. Box 1
  Elizabeth, NJ 07207
Dimensional Fund Advisors, Inc..........................     1,997,166              6.83%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Crabbe Huson, Group, Inc. ..............................     1,811,031              6.19%
  121 S.W. Morrison, Suite 1400
  Portland, OR 97204
Merrill Lynch & Co., Inc. ..............................     1,616,900              5.53%
  800 Scudders Mill Road
  Plainsboro, NJ 08536

---------------
(1) Includes shares that are allocated to the beneficial owner's account under 401(k) plans.

(2) Includes 1,025,648 shares held under certain family trusts, as to which Mr. Kean shares voting and investment power.

     (b) The following information pertains to KCS Common Stock beneficially owned, directly or indirectly, by each director and executive officer and by all directors and executive officers of KCS as a group as of April 20, 1999:

                                                       SHARES OWNED
                                                      BENEFICIALLY(1)        PERCENT OF CLASS
                                                      ---------------        ----------------
 Stewart B. Kean....................................     2,782,595(2)(3)           9.42%
 James W. Christmas.................................     1,100,632(2)(4)           3.64%
 Joel D. Siegel.....................................       200,248(2)(5)              *
 Harry Lee Stout....................................        96,998(2)                 *
 Christopher A. Viggiano............................        52,248(2)                 *
 James E. Murphy, Jr. ..............................        35,844(2)                 *
 Robert G. Raynolds.................................        25,797(2)(6)              *
 William N. Hahne...................................        24,500(2)                 *
 G. Stanton Geary...................................        13,114(2)                 *
 9 Directors and Officers as a group................     4,331,976(2)             14.33%

---------------
 *  Less than 1%

(1) Unless otherwise indicated, beneficial owner has sole voting and investment power.

(2) Includes shares that (i) may be purchased as a result of options granted that are exercisable within 60 days of April 20, 1999, of 572,500 and 50,000 shares for Messrs. Christmas and Stout, respectively and for 10,000 shares to each of Messrs. Kean, Siegel, Viggiano, Murphy and Hahne, 7,080 shares for Mr. Geary and 6,000 shares for Mr. Raynolds and (ii) are allocated to the beneficial owner's account under the Corporation's 401(k) plan.

(3) Includes 1,025,648 shares held under certain family trusts, as to which Mr. Kean shares voting and investment power.

(4) Includes 36,000 shares held in trusts established for the benefit of Mr. Christmas' children, the beneficial ownership of which is disclaimed.

(5) Includes 16,000 shares held in trusts established for the benefit of Mr. Siegel's children, the beneficial ownership of which is disclaimed.

(6) Includes 3,504 shares held in trusts established for the benefit of Mr. Raynolds' children, the beneficial ownership of which is disclaimed.

     (c) The Corporation has not issued nor has outstanding any Preferred Stock.

                             ELECTION OF DIRECTORS

     The By-Laws of the Corporation provide that the Board of Directors shall consist of a minimum of three and a maximum of twelve directors. The Board of Directors has fixed at seven the number of directors of the Corporation. The Corporation's By-Laws also provide that the Board of Directors shall be divided into three classes with directors in each class serving three-year terms.

     It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for James W. Christmas, Joel D. Siegel and Christopher A. Viggiano as directors of the Corporation for three-year terms expiring at the Annual Meeting of Stockholders in the year 2002 or until their successors are elected or appointed. Messrs. Christmas, Siegel, and Viggiano are presently serving as directors of the Corporation.

     Should any nominee become unable or refuse to accept nomination or election as a director, it is intended that the persons named as proxies will vote for the election of such other person for such office as the Board of Directors may recommend in the place of such nominee. The Board of Directors knows of no reason why any of the nominees might be unable or refuse to accept nomination or election. Information is set forth below regarding the principal occupation of each nominee and each of the other directors of the Corporation who will continue in office after the Meeting.

            NAME, AGE                                   PRINCIPAL OCCUPATION
           AND POSITION                                DURING LAST FIVE YEARS
           ------------                                ----------------------
JAMES W. CHRISTMAS, 51............  Mr. Christmas has served as director, President and Chief
  Member, Executive                 Executive Officer of the Corporation since 1988. Mr.
  Committee                         Christmas' term expires in 1999 and if re-elected, his new term will expire in 2002.
JOEL D. SIEGEL, 57................  Mr. Siegel has served as director since 1988. He is an
  Member, Executive and             attorney-at-law and has been president of the law firm of
  Compensation Committees           Orloff, Lowenbach, Stifelman & Siegel, P.A., Roseland, NJ,
                                    since 1975. Mr. Seigel's term expires in 1999 and if
                                    re-elected, his new term will expire in 2002.
CHRISTOPHER A. VIGGIANO, 45.......  Mr. Viggiano has served as director since 1988. He has been
  Member, Audit and                 President, Chairman of the Board and majority owner of
  Compensation Committees           O'Bryan Glass Corp., Queens, NY since December 1991, and
                                    served as Vice President and a member of the board of
                                    directors of O'Bryan Glass Corp. from 1985 to December 1991.
                                    He is a Certified Public Accountant. Mr. Viggiano's term
                                    expires in 1999 and if re-elected, his new term will expire in 2002.
STEWART B. KEAN, 64...............  Mr. Kean has served as Chairman of the Board of Directors
  Chairman, Member,                 since 1988. Mr. Kean served as President of Utility Propane
  Executive Committee               Company, a former subsidiary, from 1965 to 1989. He is past
                                    President of the National LP Gas Association and past
                                    President of the World LP Gas Forum. He currently serves as
                                    President of the Liberty Hall Foundation. Mr. Kean's term
                                    expires in 2000.
JAMES E. MURPHY, JR., 42..........  Mr. Murphy has served as director since 1988. He leads his
  Member, Compensation              own political and governmental relations consulting firm
  Committee                         offering strategic planning and management consulting
                                    services to Republican candidates nationwide, with extensive experience at the presidential, state and congressional
                                    levels. Based in Potomac, Maryland, he also advises
                                    corporations and industry groups on strategic planning,
                                    governmental relations and grassroots lobbying projects. Mr.
                                    Murphy's term expires in 2000.
G. STANTON GEARY, 64..............  Mr. Geary has served as director since 1988. He is
  Member, Audit Committee           proprietor of Gemini Associates, Pomfret, CT, a venture
                                    capital consulting firm, and was business manager of the
                                    Rectory School, Pomfret, CT from 1987 through 1997. Mr.
                                    Geary's term expires in 2001.
ROBERT G. RAYNOLDS, 47............  Mr. Raynolds has served as director since 1995. He has been
  Member, Audit Committee           an independent consulting geologist for several major and
                                    independent oil and gas companies from 1992 until the
                                    present and was a geologist with Amoco Production Company
                                    from 1983 until 1992. Mr. Raynolds' term expires in 2001.

     RELATIONSHIPS: Mr. Raynolds is Mr. Kean's nephew. During 1998, the Corporation retained as outside general counsel the law firm of Orloff, Lowenbach, Stifelman & Siegel, P.A., of which Joel D. Siegel, a KCS director, is a member. It is the opinion of management that the professional fees charged are comparable to the fees of other law firms of similar size and expertise.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                             AND CERTAIN COMMITTEES

     The Board of Directors held a total of ten meetings during 1998. During 1998, each director attended all of the meetings of the Board of Directors and all meetings of the committees of which he is a member.

     The Board of Directors has the following committees; (i) an Executive Committee composed of Messrs. Kean, Christmas and Siegel; (ii) an Audit Committee composed of Messrs. Geary, Raynolds and Viggiano; and (iii) a Compensation Committee composed of Messrs. Murphy, Siegel and Viggiano. The Executive Committee performs the duties of the Board of Directors during intervals between regular Board meetings. The Audit Committee recommends the appointment of independent auditors, reviews the results of audit engagements and fees, and reviews the adequacy of internal controls. The Compensation Committee makes recommendations as to the compensation and certain benefits to be paid to officers and key employees of the Corporation. The Corporation has no nominating committee.

     Each committee met two times during 1998.

              REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                      DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is composed of three non-employee directors of the Corporation. The Committee is charged with determining the compensation for the senior executives of KCS and its subsidiaries (approximately eight persons), including the granting of awards to such executives under the various incentive compensation programs maintained by the Corporation. The Committee reviews individual performance and the performance of the Corporation and each operating subsidiary.

COMPENSATION PHILOSOPHY AND POLICIES

     The objective of the KCS executive compensation program is to motivate and reward senior executives who are responsible for realizing financial and strategic objectives which are integral to the Corporation's success and the resultant enhancement of stockholder value. The program is intended to enable the Corporation to attract, retain, motivate and reward executive talent of the highest caliber. The program is also intended to be competitive with companies which are competitors of KCS.

     The Corporation intentionally pays annual base salaries to senior executives which are at or slightly below the competitive market. The base salaries are supplemented by an annual cash incentive bonus plan (described below), which is based upon performance. The Corporation's philosophy is to have a major portion of total compensation based upon long-term results, emphasizing increased stockholder value. To this end, the Corporation utilizes stock options, stock grants and performance units. The Committee establishes targets for incentive-based compensation which the Committee believes are difficult to achieve, and will be achieved only 50% of the time. Incentive compensation based upon 1996 performance was paid in 1997. Similarly, incentive compensation based upon 1997 performance was paid in 1998. With the exception of the Mid-Continent division, no incentive compensation was paid to the executive officers in 1999 as 1998 performance objectives were not achieved. No payments were made under the Performance Unit Plan in 1999.

     The Committee relies upon compensation comparisons with other companies in the industry in order to determine the competitiveness of its executive compensation program. Most of the competing companies surveyed are included in the performance graph comparing Five-Year Cumulative Stockholder Total Return (see page 11 of this proxy statement). From time to time, the Committee engages independent compensation experts to assist the Committee in its information-gathering and compensation-package design functions.

     Once the competitiveness and effectiveness of the Corporation's programs are evaluated, and the results of operations for the prior year are available, the Committee establishes base pay and annual and long-term incentive compensation targets. In determining salary adjustments and incentive payments for the executives (other than Mr. Christmas), the Committee also considers recommendations made by Mr. Christmas.

BASE PAY

     A salary freeze for senior management for 1999 was implemented as part of the Corporation's cost reduction initiative program.

ANNUAL INCENTIVE AWARDS

     The Corporation's annual cash incentive bonus program is designed to reward executives for the achievement of annual performance objectives. Each subsidiary and the Corporation as a whole are given performance targets. The bonus of each executive is expressed as a percentage of annual base pay, usually between 30% and 45%, depending on the executive's position. For results in excess of the target, the annual cash incentive award increases, up to maximum levels which are set at 50% to 80% of annual base pay, depending on the executive's position. For 1998, Mr. Christmas was entitled to 45% of base pay if the Corporation achieved its target, and a maximum of 80% of base pay depending upon results in excess of the target. Because the 1998 performance objectives were not achieved, Mr. Christmas was not paid a bonus in 1999.

     The target established for each executive is related primarily to results of operations for that executive's direct employer. That is, an executive employed by a subsidiary is given an incentive target related to that subsidiary's performance. Executives employed by KCS Energy, Inc., the parent corporation, are given a target based upon total company performance. Performance criteria are chosen for their potential contribution to the creation of stockholder value, and include such measures as finding and development costs, earnings, cash flow and increase in PV-10 value of oil and gas reserves.

LONG-TERM INCENTIVE

     The Corporation uses stock options, restricted stock and performance units to reward executives, based upon the long-term performance of the Corporation and the subsidiary by which the executive is employed. For performance units, three-year targets are set. The target award level for each executive is based on the scope and complexity of that executive's position in the organization. The value of each performance unit ranges from $0 to $175, depending on the actual results of operations as compared to the targeted results. If the targeted results are reached, the value of each performance unit is $100.

     The Performance Unit Plan is based primarily on the same criteria as the annual incentive plan, but reflecting three-year cumulative performance objectives. The grant of performance units for 1999 has been deferred.

     Under the Corporation's 1992 Stock Plan, officers and key employees of the Corporation are eligible to receive grants of stock options, restricted stock and bonus stock. Restricted stock and bonus stock are used primarily in rewarding and motivating employees below the executive level for their contribution to the long-term success of the Corporation; however, grants may also be made to executives, in the Committee's discretion.

     The Corporation uses annual grants of stock options to closely align executives' financial interests with those of stockholders. The Committee considers individual and overall Corporation or subsidiary performance in determining the final number of options granted. All options granted to date have been non-qualified stock options at fair market value as of the date of grant, and generally vest either one-third or one-fourth per year beginning one year after the grant.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Committee applies the same philosophy in determining the compensation of the chief executive officer, Mr. Christmas, as it applies to other executives; that is, to maintain base salary at or slightly below market, with emphasis placed on incentive compensation.

     In keeping with the 1999 salary freeze for senior management which was implemented as part of the Corporation's cost reduction initiative program, Mr. Christmas did not receive a base pay increase.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Joel D. Siegel, Chair of the Committee, is a member of the law firm of Orloff, Lowenbach, Stifelman & Siegel, P.A., general legal counsel to the Corporation.

COMPENSATION COMMITTEE MEMBERS

           Joel D. Siegel, Chair
           James E. Murphy, Jr.
           Christopher A. Viggiano

                                    EXECUTIVE OFFICERS

     In addition to Mr. Christmas, who is also a director of the Corporation, the following persons served as executive officers of the Corporation at the discretion of the Board of Directors during 1998:

            NAME                              POSITION                 AGE
            ----                              --------                 ---
William N. Hahne............  Senior Vice President and Chief          47
                              Operating Officer of KCS
Paul S. Samett..............  Senior Vice President and Chief          44
                              Financial Officer of KCS
Harry Lee Stout.............  President, KCS Energy Marketing, Inc.    51
                              and KCS Energy Services, Inc.

     William N. Hahne was named Senior Vice President and Chief Operating Officer of KCS in April 1998. He is a Registered Petroleum Engineer and has 26 years experience with various major independent exploration and production companies including Unocal Corporation, Union Texas Petroleum Corporation, NERCO, The Louisiana Land and Exploration Company ("LL&E") and Burlington Resources Inc. Prior to joining KCS, Mr. Hahne held various positions including Worldwide Operations Vice President for LL&E from October 1993 to October 1997 and Vice President of International & Onshore for Burlington Resources Inc. from October 1997 to April 1998.

     Paul S. Samett was named Senior Vice President and Chief Financial Officer of KCS in April 1998. Prior to joining KCS, Mr. Samett was a Principal at Eastlakes Capital Consulting Group from August 1997 to April 1998 and Senior Vice President, Chief Financial Officer, Treasurer and a director of The Tokai Bank's U.S. commercial finance company from August 1993 to August 1997. Prior to joining Tokai Bank, Mr. Samett was a Controller and Vice President -- Finance with U.S. West Capital Corporation (now a part of NationsBank) and an accountant and consultant at the senior manager level with Arthur Andersen & Co. He is a Certified Public Accountant. As a result of the Corporation closing its New Jersey corporate office effective May 1, 1999 and transferring all functions to its Houston facility, Mr. Samett's last day of employment with KCS was April 2, 1999.

     Harry Lee Stout has served as President of KCS Energy Marketing, Inc. since August 1991. He was named President of KCS Energy Services, Inc. in September 1996. He also served as President of the Corporation's natural gas marketing and transportation subsidiaries from August 1991 until the discontinuation of these operations in 1997.

                             EXECUTIVE COMPENSATION

     The following tables and discussion, based on December 31 year-end periods, summarize the compensation of the chief executive officer of the Corporation and each executive officer of the Corporation whose total combined annual salary and bonus is greater than $100,000 for 1998.

                           SUMMARY COMPENSATION TABLE

           (a)               (b)         (c)          (d)             (e)             (f)           (g)          (h)
                                                                                      LONG-TERM COMPENSATION AWARDS
                                                                                  --------------------------------------
                                                                                   RESTRICTED    OPTIONS/    PERFORMANCE
                           CALENDAR               PERFORMANCE    OTHER ANNUAL     STOCK & CASH     SARS       UNIT PLAN
    NAME AND POSITION        YEAR     SALARY($)    AWARD($)     COMPENSATION($)    AWARDS($)     AWARDS(#)    AWARDS($)
    -----------------      --------   ---------   -----------   ---------------   ------------   ---------   -----------
James W. Christmas.......    1998      338,000           --           --              --           50,000        --
  President and Chief        1997      325,000       86,775           --              --           80,000        --
  Executive Officer          1996      310,000      250,000           --              --               --        --
William N. Hahne.........    1998      159,200           --           --              --          140,000        --
  Senior Vice President
  and Chief Operating
  Officer
Paul S. Samett...........    1998      124,200           --           --              --           70,000        --
  Senior Vice President
  and Chief Financial
  Officer
Harry Lee Stout..........    1998      170,000           --                                        60,000        --
  President, KCS Energy      1997      165,000       35,000           --              --           20,000        --
  Marketing, Inc.            1996      156,700       42,750           --              --               --        --
  and KCS Energy
  Services, Inc.

           (a)                   (i)

                              ALL OTHER
    NAME AND POSITION      COMPENSATION($)
    -----------------      ---------------
James W. Christmas.......       9,653
  President and Chief           9,327
  Executive Officer            13,787
William N. Hahne.........       1,062
  Senior Vice President
  and Chief Operating
  Officer
Paul S. Samett...........          --
  Senior Vice President
  and Chief Financial
  Officer
Harry Lee Stout..........       9,643
  President, KCS Energy         9,261
  Marketing, Inc.              13,787
  and KCS Energy
  Services, Inc.

---------------
NOTES:

(1) The amounts set forth in column (d) represent performance awards which were paid in March 1998 and March 1997 for performance during 1997 and 1996. No performance awards were paid in March 1999 for performance during 1998. Awards were paid to all recipients based on attainment of specific goals including profitability and growth of the Corporation and its various operating segments.

(2) The amounts set forth in column (g) represent the number of stock options granted in the year under the KCS Energy, Inc. 1992 Stock Plan. See the notes to the table entitled "Option/SAR Grants on Last Fiscal Year."

(3) No awards were paid under the Performance Unit Plan in 1998, 1997 and 1996.

(4) Amounts shown in column (i) represent amounts contributed by the Corporation as 50% matching contributions for up to the first 6% of base salary contributed by the named individual to the KCS Savings and Investment Plan and the pro rata share of the Corporation's discretionary profit sharing contribution for each fiscal year made on behalf of the named individual to the KCS Savings and Investment Plan.

(5) Mr. Hahne and Mr. Samett joined the Company in April 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

              (a)                  (b)         (c)         (d)         (e)            (f)              (g)
                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                     @ ASSUMED ANNUAL RATES
                                                                                   OF STOCK PRICE APPRECIATION
                                                                                         FOR OPTION TERM
                                                                                 -------------------------------
                                                                                 IF STOCK PRICE   IF STOCK PRICE
                                                                                  APPRECIATES      APPRECIATES
                                                                                 FROM EXERCISE    FROM EXERCISE
                                 OPTIONS/   % OF TOTAL                               PRICE            PRICE
                                   SARS      GRANTED     EXERCISE   EXPIRATION    5% ANNUALLY      10% ANNUALLY
       NAME AND POSITION         GRANTED     IN FY 98     PRICE        DATE       THROUGH 2008     THROUGH 2008
       -----------------         --------   ----------   --------   ----------   --------------   --------------
All Stockholders' Stock
  Appreciation.................      N/A       N/A           N/A         N/A      $173,233,708     $439,008,227

James W. Christmas.............   50,000         6%      $17.375     2/25/08      $    546,352     $  1,384,564
  President and Chief Executive
  Officer

William N. Hahne...............   40,000         4%      $ 15.00     4/13/08      $    377,337     $    956,245
  Senior Vice President and      100,000        11%      $ 5.375     9/24/08      $    338,031     $    856,637
  Chief Operating Officer

Paul S. Samett.................   20,000         2%      $ 14.75      4/2/99      $         --     $         --
  Senior Vice President and       50,000         6%      $ 5.375      4/2/99      $         --     $         --
  Chief Financial Officer

Harry Lee Stout................   10,000         1%      $17.375     2/25/08      $    109,270     $    276,913
  President, KCS Energy           50,000         6%      $ 5.375     9/24/08      $    169,015     $    428,318
  Marketing, Inc.,and KCS
  Energy Services, Inc.

---------------
NOTES:

(1) All Options were granted under the KCS Energy, Inc. 1992 Stock Plan.

(2) The exercise price for all options granted during fiscal 1998 is equal to the fair market value of the Common Stock on the date of the grant. The options granted become exercisable in one-fourth increments at the end of each year following the date of the grant. Exercise rights and expiration dates may be affected by the death, retirement, termination of employment or disability of an optionee.

(3) Paul S. Samett's expiration date represents his last day of employment at KCS Energy, Inc. resulting from the relocation of KCS' corporate office to Houston, Texas. As a result, Mr. Samett's options were forfeited.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FY-END OPTIONS/SAR VALUES TABLE

              (a)                     (b)           (c)            (d)            (e)            (f)            (g)
                                                                       NUMBER OF                VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS/SARS        IN-THE-MONEY OPTIONS/
                                    SHARES                          @ FY 98-END (#)            SARS @ FY 98-END ($)(3)
                                   ACQUIRED        VALUE      ----------------------------   ---------------------------
       NAME AND POSITION          ON EXERCISE   REALIZED(1)   EXERCISABLE(2) UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
       -----------------        --------------- -----------   -------------- -------------   -----------   -------------
James W. Christmas.............     120,000     $1,293,780       540,000        130,000       $494,880       $     --
  President and Chief Executive
  Officer
William N. Hahne...............          --     $       --            --        140,000       $     --       $     --
  Senior Vice President, and
  Chief Operating Officer
Paul S. Samett.................          --     $       --            --             --       $     --       $     --
  Senior Vice President and
  Chief Financial Officer
Harry Lee Stout................          --     $       --        42,500         32,500       $     --       $     --
  President, KCS Energy
  Marketing, Inc. and KCS
  Energy Services, Inc.

---------------
NOTES:

(1) Market value of underlying securities at exercise minus the exercise price.

(2) Options granted to these executives under the Corporation's stock plan becomes exercisable in equal installments over a period of four years from the date of grant.

(3) Market value of underlying securities at December 31, 1998 ($3.00 per share), minus the exercise price.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                (a)                                                              (d)        (e)        (f)
                                             (b)                 (c)             ESTIMATED FUTURE PAYOUTS
                                          NUMBER OF          PERFORMANCE      -------------------------------
         NAME AND POSITION            PERFORMANCE UNITS        PERIOD         THRESHOLD    TARGET    MAXIMUM
         -----------------            -----------------   -----------------   ---------   --------   --------
James W. Christmas.................         1,000             FY 98-00         $25,000    $100,000   $175,000
  President and Chief Executive
  Officer

William N. Hahne...................         1,000             FY 98-00         $25,000    $100,000   $175,000
  Senior Vice President and Chief
  Operating Officer

Paul S. Samett.....................           500             FY 98-00         $    --    $     --   $     --
  Senior Vice President and Chief
  Financial Officer

Harry Lee Stout....................           500             FY 98-00         $12,500    $ 50,000   $ 87,500
  President, KCS Energy Marketing,
  Inc. and KCS Energy Services,
  Inc.

---------------
NOTES:
(1) The KCS Performance Unit Plan is designed to promote the profitable growth of the Corporation through awards of performance units which become cash awards at the end of a period of years, currently three years. The Compensation Committee of the Board of Directors establishes separate performance criteria for each executive. Performance criteria consider attainment of certain financial goals and are based on reasonable accounting measures, including but not limited to, growth in earnings per share for corporate executives and growth in subsidiary operating income for subsidiary executives. The value of each performance unit could range from $0 to $175 depending on the attainment of performance criteria.

(2) The awards described above provide for the payments indicated in column (e) if targeted three-year cumulative earnings are achieved. The potential payments indicated in column (d) are the awards payable if the minimum approved three-year earnings are achieved. The potential payments indicated in column (f) are the maximum awards payable if three-year cumulative earnings significantly exceed the target amount.

COMPENSATION OF DIRECTORS

     Directors who are not executive officers of KCS were paid an annual retainer of $20,000 (paid one-half in cash and one-half in Common Stock) in 1998. Directors who are not executive officers were paid $1,500 for each meeting of the Board of Directors and $1,000 for each committee meeting attended during 1998. KCS also reimburses directors for expenses they incur in attending board and committee meetings.

     There was no other compensation paid or distributed in 1998 to any of the directors who are not executive officers of KCS, except for a non-preferential discount of $3,188, $2,419, $2,225 and $450 on the purchase of shares of KCS Common Stock through the KCS Employee Stock Purchase Program by Mr. Viggiano (6,000 shares), Mr. Raynolds (3,175 shares), Mr. Siegel (6,000 shares), and Mr. Murphy (1,000 shares), respectively.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen, LLP, independent certified public accountants, have been auditors of the Corporation since its inception on June 1, 1988. They have been selected by the Board of Directors, upon recommendation of its Audit Committee, to serve as independent public accountants for the Corporation and its subsidiaries for 1999.

     It is expected that representatives of Arthur Andersen, LLP will be present at the Meeting with the opportunity to make a statement if they desire to do so and also will be available to respond to appropriate questions raised at the Meeting or submitted in writing before the Meeting.

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the Corporation's Common Stock to the New York Stock Exchange ("NYSE") Market Value Index and to a Peer Group (which includes, Apache Corporation, Burlington Resources Inc., Cabot Oil & Gas Corporation, Devon Energy Corporation, Forest Oil Corp., Helmerich & Payne, Inc., Kelley Oil & Gas Corporation, Mitchell Energy & Development Corp., Noble Affiliates, Inc., Nuevo Energy Company, Patina Oil and Gas, Plains Resources, Inc., Pogo Producing Company, Snyder Oil Corporation, Tom Brown, Inc. and Wiser Oil Company) for the last five fiscal years. American Exploration Company (merged with Louis Dreyfus in October 1997), Arch Petroleum (merged with Pogo Producing Company in August 1998), Louisiana Land and Exploration Company (merged with Burlington Resources, Inc. in October
1997) and Wainoco Oil Corporation (divested its oil and gas properties in 1997) were deleted from the Peer Group. The graph assumes that the value of the investment in the Corporation's Common Stock and each index was $100 at January 1, 1994 and that all dividends were reinvested.
[5 Year Cumulative Stockholder Total Return Performance Graph]

                                                                             CUSTOMER SELECTED STOCK
                                                     KCS ENERGY INC                   LIST                  NYSE MARKET INDEX
                                                     --------------          -----------------------        -----------------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                    60.97                       89.13                       98.06
'1995'                                                    56.70                      104.98                      127.15
'1996'                                                   135.87                      147.73                      153.16
'1997'                                                   158.25                      138.12                      201.50
'1998'                                                    23.06                       95.14                      239.77

                                 ANNUAL REPORT

     Included with this Proxy Statement is the Annual Report to Stockholders for 1998 which includes the Form 10-K as filed with the Securities and Exchange Commission. Stockholders are referred to this report for financial and other information on the activities of the Corporation. Management's Discussion and Analysis of Financial Condition and Results of Operations on pages 19 through 26 and the consolidated financial statements of the Corporation on pages 29 through 48 of the Annual Report are incorporated herein by reference. The remainder of the Annual Report is not to be considered a part of this Proxy Statement.

                             REVOCABILITY OF PROXY

     The form of proxy enclosed is for use at the Meeting if a stockholder will be unable to attend in person. The proxy may be revoked by a stockholder at any time before it is exercised. All shares represented by valid proxies received prior to the Meeting, pursuant to this solicitation and not revoked before they are exercised, will be voted. Pursuant to Delaware statutes, the presence at any meeting of any stockholder who has given a proxy shall not revoke such proxy unless the stockholder shall file written notice of such revocation with the secretary of the Meeting prior to the voting of such proxy.

                                 VOTE REQUIRED

     The number of affirmative votes necessary for the election of directors is a plurality of the shares of the Corporation's Common Stock present or represented by proxy and voted at the Meeting.

                             STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at the 2000 Annual Meeting, it must be received by the Secretary of the Corporation at 5555 San Felipe, Suite 1200, Houston Texas 77056, not later than February 17, 2000, in order to be eligible for inclusion in the Corporation's Proxy Statement and form of proxy relating to that meeting. Such proposals must meet all of the requirements of the Securities and Exchange Commission to be eligible for inclusion in the Corporation's 2000 Proxy materials. Among such requirements, at the time of submission of the proposal, the submitting stockholder must be the record or beneficial owner of 1% or $1,000 in market value of the Corporation's Common Stock for at least one year.

                       SECURITIES EXCHANGE ACT COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's executive officers and directors and persons who own more than ten percent of a registered class of the Corporation's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Corporation's review of the copies of such Forms it has received, the Corporation believes that all its executive officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1996, 1997 and 1998.

                                 OTHER BUSINESS

     Management does not intend to present and does not have any reason to believe that others will present at the Meeting any item of business other than those set forth herein. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters in accordance with the judgment of the person acting under the proxy.

                                          By Order of the Board of Directors

                                          Frederick Dwyer
                                          Secretary

Houston, Texas
April 30, 1999

                                KCS ENERGY, INC.
                 ANNUAL MEETING OF STOCKHOLDERS -- MAY 27, 1999
[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                                                                                                       WITH-
                                                                                                                  FOR  HOLD   EXCEPT
               THIS PROXY IS SOLICITED ON BEHALF OF                           1. Election of the Board's nominees [ ]   [ ]    [ ]
                      THE BOARD OF DIRECTORS                                             for Director
  The undersigned hereby appoints James W. Christmas and Frederick
Dwyer, and each of them, attorneys and proxies, with power of substi-            JAMES W. CHRISTMAS, JOEL D. SIEGEL
tution in each of them, to vote for and on behalf of the undersigned             AND CHRISTOPHER A. VIGGIANO
at the Annual Meeting of Stockholders of the Corporation to be held on
May 27, 1999 and at any adjournment thereof, upon matters properly            INSTRUCTION: To withhold authority to vote for an
coming before the meeting, as set forth in the related Notice of Meeting      individual nominee, check the box labeled "Except" and
and Proxy Statement, both of which have been received by the undersigned.     write that nominee's name in the space provided below.
The proxies are instructed to vote as follows:
                                                                              ------------------------------------------------------

                                                                                 (the Board of Directors recommends a vote "FOR")

                                                                              2. To take action upon any other business as may
                                                                                 properly come before the meeting.

                                                                              PLEASE CHECK BOX IF YOU PLAN TO   [arrow graphic]  [ ]
                                                                              ATTEND THE MEETING.

                                                                                UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR SPACE
                                                                              PROVIDED IN THIS PROXY, THIS PROXY WILL BE VOTED FOR
                                                                              THE BOARD'S NOMINEES.
                                      ----------------------
Please be sure to sign and date       Date                                      Please sign exactly as your name appears herein.
 this Proxy in the box below.                                                 Give full title if an Attorney, Executor,
------------------------------------------------------------                  Administrator, Trustee, Guardian, etc.

                                                                                For an account in the name of two or more persons,
---Stockholder sign above---Co-holder (if any) sign above---                  each should sign, or if one signs, he should attach
                                                                              evidence of his authority.
------------------------------------------------------------------------------------------------------------------------------------

  [up arrow graphic] DETACH ABOVE CARD, SIGN, DATE AND MAIL [up arrow graphic]
                       IN POSTAGE PAID ENVELOPE PROVIDED.

                                KCS ENERGY, INC.
--------------------------------------------------------------------------------
  Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------